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                 SUBSIDIARIES OF BATTLE MOUNTAIN GOLD COMPANY

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                                                            Jurisdiction of
               Subsidiary                                     Organization
               ----------                                   ---------------

Battle Mountain (Australia) Inc.                                Delaware
Battle Mountain (Canada) Inc.                                    Nevada
Battle Mountain Canada Holdco, Inc.                              Nevada
Battle Mountain Canada Ltd.                                      Ontario
Battle Mountain (Dominican Republic) Inc.                        Nevada
Battle Mountain Exploration Company                               Texas
BMG (Ghana) Ltd.                                                  Ghana
Battle Mountain (Irian Jaya) Ltd.                                Nevada
Battle Mountain (Pacific) Ltd.                                   Nevada
Battle Mountain Resources Inc.                                   Nevada
Battle Mountain Services Company                                 Nevada
Battle Mountain Sub Holdco, Inc.                                 Nevada
Compania Minera Battle Mountain Chile Limitada                    Chile
Compania Minera El Condor                                        Nevada
Compania Minera La Barca S.A. (88%)                              Bolivia
Compania Minera Vicuna                                           Nevada
Crown Butte Resources Ltd. (60%)                                 Canada
Empresa Minera Inti Raymi S.A. (88%)                             Bolivia
Empresa Minera La Joya S.R.L. (75.5%)                            Bolivia
Grupo BMG S.A. de C.V.                                           Mexico
Hemlo Gold Mines (U.S.A.) Inc.                                  Delaware
Hemlo Gold Mines Australia Pty Limited                          Australia
Kori Kollo Corporation                                          Delaware
Mansi River Gold Company, Limited (72.25%)                        Ghana
Minas de Oro BMG, S.A. de C.V.                                   Mexico
Minas de Oro Hemlo S.A. de C.V.32                                Mexico
Minera BMG                                                       Nevada
Minera BMG de Chile, Inc.                                        Nevada
Minera BMG de Mexico, S. de R.L. de C.V.                         Mexico
Pajingo Gold Mine Pty. Ltd.                                     Australia
SERMAT S.A. (88%)                                                Bolivia
Silidor Mines Inc.                                               Quebec

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